Exhibit 10.2

1347 Property Insurance Holdings, Inc.

2018 Equity Incentive Plan

STOCK OPTION AGREEMENT

On the Date of Grant set forth below, 1347 Property Insurance Holdings, Inc. (the “Company”) grants to the Grantee named below, in accordance with the terms of the 1347 Property Insurance Holdings, Inc. 2018 Equity Incentive Plan (the “Plan”) and this Stock Option Agreement (the “Agreement”), a Stock Option to purchase the number of Shares set forth below (the “Option”). Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.

I. NOTICE OF STOCK OPTION GRANT

Name of Grantee:

Date of Grant:

Type of Option:

Number of Shares:

Exercise Price per Share:

Vesting Dates:

Expiration Date:

II. STOCK OPTION AGREEMENT

1. Grant of Option. The Company hereby grants to the Grantee named above (the “Grantee”), the Option to purchase the number of Shares set forth above (the “Shares”), at the exercise price per Share set forth above (the “Exercise Price”), subject to the terms and conditions of the Plan and this Agreement.

2. Vesting and Exercisability of Option.

(a) The Option shall become vested and exercisable as to a ratable portion of the Shares (subject to such rounding conventions as maintained by the Company from time to time) on each of the Vesting Dates set forth above (each, a “Vesting Date”), provided that the Grantee shall have remained in the Continuous Service of the Company or a Subsidiary through the applicable Vesting Date.

(b) Notwithstanding Section 2(a), (i) upon the occurrence of a Change in Control prior to a Vesting Date and during the Grantee’s Continuous Service, the vesting and exercisability of the Option will be governed by the applicable provisions of Section 19 of the Plan; and (ii) in the event of the termination of the Grantee’s Continuous Service as a result of his or her “Disability” (defined as the Grantee’s permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Company) or death, the Option, to the extent then outstanding and unvested, shall automatically become vested and exercisable in full; and (iii) the Committee may, in its sole discretion, provide for the full or partial acceleration of vesting and exercisability of the Option in connection with the termination of the Grantee’s Continuous Service for any other reason prior to a Vesting Date.

(c) Method of Exercise. The Option, to the extent vested, shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Option shall be deemed exercised when the Company receives (i) the Exercise Notice from the Grantee (or other person entitled to exercise the Option); (ii) full payment for the Shares with respect to which the Option is exercised; (iii) payment of any required tax withholding; and (iv) any other documents required by this Agreement or the Exercise Notice. Full payment may consist of any consideration and method of payment permitted by this Agreement. Until the Shares are issued (as evidenced by share certificates or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan. Exercise of this Option in any manner shall result in a decrease in the number of Shares thereafter available for purchase under the Option, by the number of Shares as to which the Option is exercised.

(d) Legal Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise complies with applicable laws and the requirements of any governmental or regulatory agency or stock exchange.

3. Forfeiture of Option. To the extent that the Option has not yet vested pursuant to Section 2(a), the Option shall be forfeited automatically without further action or notice if the Grantee’s Continuous Service with the Company or a Subsidiary terminates prior to a Vesting Date other than as provided pursuant to Section 2(b).

4. Term. Grantee may not exercise the Option before the commencement of its term or after its term expires. During the term of the Option, Grantee may only exercise the Option to the extent vested. The term of the Option commences on the Date of Grant and, except as otherwise provided pursuant to Section 19 of the Plan in connection with a Change in Control, expires upon the earliest of the following:

(a) Immediately: (i) upon the termination of the Grantee’s Continuous Service by the Company or a Subsidiary for Cause (whether or not the Option is otherwise vested), or (ii) with respect to the unvested portion of the Option, upon termination of Grantee’s Continuous Service for any reason prior to a Vesting Date;

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(b) With respect to the vested portion of the Option, three (3) months after the termination of Grantee’s Continuous Service for any reason other than Grantee’s death or Disability;

(c) With respect to the vested portion of the Option, twelve (12) months after the termination of Grantee’s Continuous Service by reason of Grantee’s death or Disability; or

(d) The Expiration Date.

5. Method of Payment. Payment of the aggregate Exercise Price may be made, to the extent permitted by applicable law, any combination of:

(a) Cash or check;

(b) Consideration received by the Company under a cashless exercise program adopted by the Company in connection with the Plan; or

(c) Surrender to the Company of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Grantee for such period of time on the date of surrender such that will avoid an expense for financial accounting purposes, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of Shares being acquired pursuant to exercise of this Option. Shares from the portion of this Option to be exercised may be used to pay the exercise price to the extent that such use will not increase the compensation expense related to this Option for financial accounting purposes.

6. Non-Transferability of Option. This Option is transferable by will or by the laws of descent and distribution. In addition, Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Grantee, shall thereafter be entitled to exercise the Option.

7. Tax Obligations.

(a) Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this Option. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement and the Plan.

(b) Withholding Taxes. Grantee may satisfy any federal, state, local or other tax withholding obligation relating to the exercise or acquisition of Shares under this Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Grantee by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to Grantee as a result of the exercise or acquisition of stock under this Option; provided, however, that no Shares are withheld with a value exceeding the amount of tax required to be withheld by law based on the maximum statutory tax rates in the applicable taxing jurisdictions; or (iii) delivering to the Company owned and unencumbered Shares. Grantee agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state, local and other income and employment tax withholding requirements applicable to the Option exercise. Grantee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

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8. No Guarantee of Continued Service. The Grantee acknowledges and agrees that nothing in this Agreement or the Plan confer upon the Grantee any right to continued employment or other service with the Company or any Subsidiary or affiliate.

9. Entire Agreement; Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Share Units.

10. Adjustments. The number and kind of Shares subject to the Option and the Exercise Price of the Option are subject to adjustment as provided in Section 14 of the Plan.

11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Option; provided, however, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.

12. Successors and Assigns. Without limiting Section 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

13. Choice of Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to any rule or principle of conflicts or choice of law that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

14. Data Privacy. In order to administer the Plan, the Company may process personal data about the Grantee. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By signing this Agreement, the Grantee gives explicit consent to the Company to process any such personal data. The Grantee also gives explicit consent to the Company to transfer any such personal data outside the country in which the Grantee works or is employed, including, if the Grantee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

15. Plan and Prospectus Delivery. By signing this Agreement, the Grantee acknowledges that a copy of the Plan, the Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by or provided to the Grantee, and the Grantee consents to receiving the Prospectus Information electronically, or, in the alternative, agrees to contact the Chief Financial Officer of the Company to request a paper copy of the Prospectus Information at no charge. The Grantee also represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and subject to the conditions set forth herein and in the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:
Name:
Title:

GRANTEE

Name:
Address:

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EXHIBIT A

1347 Property Insurance Holdings, Inc.

2018 EQUITY INCENTIVE PLAN

STOCK OPTION EXERCISE NOTICE

1347 Property Insurance Holdings, Inc.

1511 N. Westshore Blvd., Suite 870

Tampa, FL 33607

Attention: _________________________

1. Exercise of Option. Effective as of the date set forth below the undersigned Grantee (the “Grantee”) hereby elects to exercise Grantee’s option to purchase _________ shares of the Common Stock (the “Shares”) of 1347 Property Insurance Holdings, Inc. (the “Company”) under and pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ____________, 20__ (the “Agreement”).

2. Delivery of Payment and Required Documents. The Grantee herewith delivers to the Company the full exercise price of the purchased Shares, as set forth in the Notice of Stock Option Grant in Part I of the Agreement, and any and all withholding taxes due in connection with the exercise of the Option. In addition, the Grantee herewith delivers any other documents required by the Company.

3. Representations of Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by Share certificates or by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Grantee as soon as practicable after the Option is exercised in accordance with the Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 14 of the Plan.

5. Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

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IN WITNESS WHEREOF, the Grantee has executed this Stock Option Exercise Notice as of the date set forth below.

GRANTEE

Name:
Date: